As filed with the Securities and Exchange Commission on February 26, 1999.

                                             Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         (YORK INTERNATIONAL CORPORATION)
             (Exact name of Registrant as specified in its charter)

                            631 South Richland Avenue
      Delaware                 York, Pennsylvania 17403          13-3473472
(State of Incorporation)       (Address of principal          (I.R.S. Employer
                             executive offices)(Zip Code)    Identification No.)

                         YORK INTERNATIONAL CORPORATION
                         INVESTMENT PLAN FOR PUERTO RICO
                            (Full Title of the Plan)

                                  Jane G. Davis
                  Vice President, Secretary and General Counsel
                         York International Corporation
                            631 South Richland Avenue
                            York, Pennsylvania 17403
                     (Name and address of agent for service)

                                 (717) 771-7890
          (Telephone number, including area code, of agent for service)
                        Copies of all communications to:

                             Paul S. Kimbol, Esquire
                             Dechert Price & Rhoads
                            4000 Bell Atlantic Tower
                                1717 Arch Street
                      Philadelphia, Pennsylvania 19103-2793
                                 (215) 994-2603

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------

                                 Proposed     Proposed
                                 maximum      maximum
Title of             Amount      offering     aggregate     Amount of
securities           to be       price per    offering      registration
to be registered     registered  share(2)     price(2)      fee
-------------------------------------------------------------------------------
Common Stock
par value $.005      12,000     $ 37.50      $ 450,000.00    $125.00
per share Interests  shares
in the Plan(1)
--------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminable amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) The amounts are based upon the average of the high and low sale prices for the Common Stock as reported on the New York Stock Exchange on February 22, 1999, and are used solely for the purpose of calculating the registration fee in accordance with paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933.

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS

The  documents  containing  information  specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the York International Corporation Investment Plan for Puerto Rico (the "Plan") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). Those documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents of York International Corporation (the "Registrant") and the Plan filed or to be filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement as of their respective dates:

     (a) The Registrant's annual report filed on Form 10-K by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act, for the fiscal year ended December 31, 1997;

     (b) All other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the "Exchange Act" since December 31, 1997; and

     (c) All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of the filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement.

     (d) Item 4. Description of Securities.

     Not applicable.

Item 5.  Interests of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Delaware General Corporation law, (the "Delaware Code")
Article V of the  Corporation's  By-Laws  provides that a director or officer of the Corporation shall have no personal liability to the Corporation or its stockholders for monetary damages for breach or alleged breach of fiduciary duty as a director or officer. This provision has no effect on the liability of a director (i) for any breach of the duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or involving intentional misconduct or knowing violations of law, (iii) under Section 174 of Title 8 of the Delaware Code for illegal payment of dividends, stock repurchases, or stock redemption, and (iv) for any transaction from which a director or officer derived an improper personal benefit.

     Also, pursuant to the Delaware Code, the Corporation's By-Laws set forth the extent to which the Corporation is authorized to indemnify and advance expenses to its directors or officers. The Corporation may indemnify any person subject to any action by reason of the fact that he is or was a director or officer of the Corporation so long as he acted in good faith and in a manner which he believed was not opposed to the best interests of the Corporation and, with respect to any criminal action, he had no reasonable cause to believe his conduct was unlawful. In any action by or in right of the Corporation, however, indemnity may not be made for any claim, issue or matter as to which such person is adjudged liable to the Corporation. To the extent that a director or officer is successful on the merits of any action described above, indemnification by the Corporation is mandatory. Any determination that indemnification by the Corporation in a specific case is proper must be made by the stockholders of the Corporation, a majority of uninterested directors or independent legal counsel. The Corporation must advance to officers and directors their expenses incurred in defending a civil or criminal action in advance of the final disposition of such action upon receipt of an undertaking by or on behalf of the director or officer to repay such amounts if it is determined by a court of competent jurisdiction that he is not entitled to be indemnified by the Corporation.

     The By-Laws also authorize the Corporation to purchase and maintain insurance, or make other financial arrangements, on behalf of any director, officer, employee or agent of the Corporation for any liability incurred by him in his capacity as such, whether or not the Corporation has the authority to indemnify him against such liability.

     The Corporation maintains directors' and officers' liability insurance, as permitted by its By-Laws.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8.  Exhibits.

     The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

   Exhibit                      Description
   Number

     4.1       Amended  and  Restated   Certificate  of   Incorporation  of  the
               Registrant, incorporated herein by reference to the Registrant's Registration Statement on Form S-3. (File No. 1-10863)

     4.2 By-laws of the Registrant, incorporated herein by reference to the Registrant's report on form 10-K for the year ended December 31, 1996. (File No. 1-10863)

     23.1      Consent of KPMG LLP

     24.1      Power  of  Attorney   (set  forth  on  signature   page  of  this
               Registration Statement).

     The Registrant hereby undertakes to submit the Plan and any amendment thereto to the Internal Revenue Service ("IRS") in a timely manner and to make all changes required by the IRS in order to qualify the Plan.

Item 9.  Undertakings.

Undertakings required by Item 512(a)
of Regulation S-K

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

Undertakings required by Item 512(b)
of Regulation S-K

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

Undertakings required by Item 512(h)
of Regulation S-K

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of York, Commonwealth of Pennsylvania, on February 16, 1999.

                                   YORK INTERNATIONAL CORPORATION


                                   By:  /s/ Robert N. Pokelwaldt
                                        --------------------------------------
                                        Robert N. Pokelwaldt,
                                        Chairman of the Board of Directors and
                                        Chief Executive Officer
                                        (Principal Executive Officer)

                                   By:  /s/ Charles F. Cargile
                                        --------------------------------------
                                        Charles F. Cargile, Controller
                                        (Principal Accounting Officer)

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of York International Corporation, a Delaware Corporation (the "Company"), hereby constitute and appoint Jane G. Davis, and Charles F. Cargile, or any of them acting singly or jointly, the true and lawful agents and attorneys-in-fact of the undersigned with full power of substitution and revocation, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 under the Securities Act, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully as to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or substitute or substitutes, may lawfully do or cause to be done by virtue thereof. Pursuant to the requirements of the Securities Act, this Registration Statement and the foregoing Power of Attorney have been signed by the following persons in the capacities and on the date indicated.*

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Robert N. Pokelwaldt
-----------------------------------------------
Robert N. Pokelwaldt, Chairman of the Board                 February 16, 1999
of Directors and Chief Executive Officer
(Principal Executive Officer)


/s/ Charles F. Cargile
-----------------------------------------------
Charles F. Cargile,  Controller                             February 16, 1999

(Principal Accounting Officer)


/s/ John R. Tucker
-----------------------------------------------
John R. Tucker, President, Chief Operating                  February 16, 1999
Officer and Director


/s/ Malcolm W. Gambill
-----------------------------------------------
Malcolm W. Gambill, Director                                February 16, 1999


/s/ Robert F. B. Logan
-----------------------------------------------
Robert F. B. Logan, Director                                February 16, 1999


/s/ Gerald C. McDonough
-----------------------------------------------
Gerald C. McDonough, Director                               February 16, 1999


/s/ Donald M. Roberts
-----------------------------------------------
Donald M. Roberts, Director                                 February 16, 1999


/s/ James A. Urry
-----------------------------------------------
James A. Urry, Director                                     February 16, 1999


/s/ Walter B. Wriston
-----------------------------------------------
Walter B. Wriston, Director                                 February 16, 1999


* Signatures representing a majority of the Registrant's Board of Directors

  The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of York, Commonwealth of Pennsylvania, on February 16, 1999.

                                        YORK INTERNATIONAL CORPORATION
                                        INVESTMENT PLAN FOR PUERTO RICO

                                        By:  /s/ Jane G. Davis
                                             --------------------------------
                                             Jane G. Davis
                                             Member, Pension & Investment
                                               Committee

                                  EXHIBIT INDEX

  Exhibit No.  Document

     4.1 Certificate of Incorporation of the Registrant, incorporated herein by reference to the Registrant's Registration Statement on Form S-3. (File No. 1-10863)

     4.2 By-laws of the Registrant, incorporated herein by reference to the Registrant's report on form 10-K for the year ended December 31, 1996. (File No. 1-10863)

     23.1      Consent of KPMG LLP

     24.1      Power  of  Attorney   (set  forth  on  signature   page  of  this
               Registration Statement)